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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                   This space for use by Secretary of State

Form BCA-2.10                                           File #
(Rev. Jan. 1999)

Jesse White                                             Submit in Duplicate
Secretary of State                                      This space for use by
Department of Business Services                         Secretary of State
Springfield, IL 62756
http://www.sos.state.il.us                              Date  6-11-99

Payment must be made by certified check,                Franchise Tax   $ 25.00
cashier's check, Illinois attorney's check,             Filing Fee      $ 75.00
Illinois C.P.A.'s check or money order,
payable to "Secretary of State."                        Penalty         $     0
                                                        Approved:       $100.00

1. CORPORATE NAME: ENERGY CONVERGENCE HOLDING COMPANY
                   -------------------------------------------------------------

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   (The corporate name must contain the word "corporation", "company,"
   "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent:     LEAH             M.            STETZNER
                              --------------------------------------------------
                              First Name    Middle Initial      Last name

   Initial Registered Office: 500 SOUTH 27TH STREET
                              --------------------------------------------------
                              Number            Street            Suite #

                              DECATUR            IL   MACON        62525
                              --------------------------------------------------
                              City                    County      Zip Code

3. Purpose or purposes for which the corporation is organized:
   (If not sufficient space to cover this point, add one or more sheets of this size.)

   To transact any or all lawful businesses for which corporation may be incorporated under the Business Corporation Act of 1983, as amended from time to time.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

        Par Value  Number of Shares    Number of Shares      Consideration to be
Class   per Share     Authorized     Proposed to be Issued   Received Therefor
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Common   $ .01          1,000              1,000                  $ 1,000
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                                                            Total=$ 1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)


                                    (over)

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5. OPTIONAL:  (a) Number of directors constituting the initial board of directors of the corporation: ________________________________
              (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
                  Name                Residential Address       City, State, Zip
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6. OPTIONAL:  (a) It is estimated that the value of all
                  property to be owned by the corporation
                  for the following year wherever located
                  will be:                                    $_________________

              (b) It is estimated that the value of the
                  property to be located within the State
                  of Illinois during the following year
                  will be:                                    $_________________

              (c) It is estimated that the gross amount
                  of business that will be transacted by
                  the corporation during the following
                  year will be:                               $_________________

              (d) It is estimated that the gross amount
                  of business that will be transacted
                  from places of businesses in the State
                  of Illinois during the following year
                  will be:                                    $_________________

7. OPTIONAL: OTHER PROVISIONS
             Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.                 NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

  The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.


Dated  June 11,         1999
     -------------------------------
      (Month & Day)     Year

           Signature and Name                           Address

1. /s/  DELANE CATHERS                          1. 3612 Spanish Trace
  -----------------------------------             ------------------------------
        Signature                                  Street

        Delane Cathers                             Springfield, IL        62707
  -----------------------------------             ------------------------------
  (Type or Print Name)                            City/Town     State   ZIP Code

2.                                              2.
  -----------------------------------             ------------------------------
        Signature                                  Street

  -----------------------------------             ------------------------------
  (Type or Print Name)                            City/Town     State   ZIP Code

3.                                              3.
  -----------------------------------             ------------------------------
        Signature                                  Street

  -----------------------------------             ------------------------------
  (Type or Print Name)                            City/Town     State   ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

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                                 FEE SCHEDULE

 .  The initial franchise tax is assessed at the rate of 15/100 of 1 percent
   ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
 .  The filing fee is $75.
 .  The MINIMUM TOTAL DUE (franchise tax + filing fee) is $100.
   (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
 .  The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
   Illinois Secretary of State      Springfield, IL 62756
   Department of Business Services  Telephone (217) 782-9522 or 782-9523

                                                                        C-162.20